SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      SCOTT & STRINGFELLOW FINANCIAL, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                      Scott & Stringfellow Financial, Inc.

                              909 East Main Street
                            Richmond, Virginia 23219

                  Notice of 1997 Annual Meeting of Shareholders

TO SHAREHOLDERS OF SCOTT & STRINGFELLOW FINANCIAL, INC.:

         The 1997 Annual Meeting of Shareholders of Scott & Stringfellow Financial, Inc. (the "Company") will be held at the Crestar Bank Building, 4th Floor, 919 East Main Street, Richmond, Virginia, on Tuesday, October 21, 1997, at 4:30 p.m., Eastern Daylight Time, for the following purposes:

         1. To elect four directors for three-year terms.

         2. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending June 26, 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of shares of Common Stock at the close of business on September 12, 1997, will be entitled to vote at the meeting and any adjournments thereof. Your attention is directed to the accompanying Proxy Statement and 1997 Annual Report.

         All Shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Please promptly vote, date, sign, and return the enclosed proxy card using the envelope provided.
Thank you.

                                   By Order of the Board of Directors,

                                   DAVID PLAGEMAN
                                   Executive Vice President and Secretary


September 23, 1997

                      Scott & Stringfellow Financial, Inc.

                              909 East Main Street
                            Richmond, Virginia 23219

                                 PROXY STATEMENT

                               GENERAL INFORMATION

      This Proxy Statement, mailed to shareholders on or about September 23, 1997, is furnished in connection with the solicitation by Scott & Stringfellow Financial, Inc. (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 21, 1997, and at any adjournments thereof. A copy of the Annual Report of the Company for the fiscal year ended June 27, 1997, has been mailed to you with this Proxy Statement.

      In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph, and personal interview.
The Company will bear the cost of all solicitation.

      On September 12, 1997, the date for determining shareholders entitled to vote at the meeting, there were 3,160,349 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

      Any  shareholder  giving a proxy may  revoke  it at any time  before it is voted.  A proxy may be  revoked  by filing  with the  Secretary  of the  Company written notice of revocation bearing a later date than the proxy, by duly executing a later dated proxy relating to the same shares, or by attending the Annual Meeting and voting in person. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the ratification of KPMG Peat Marwick LLP as independent certified public accountants of the Company unless such proxy contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

      Except for the election of directors, action on matters submitted to a vote of the shareholders at the meeting will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the shares represented at the meeting and entitled to vote. With respect to the election of directors, the four nominees receiving the greatest number of votes cast for the election of directors will be deemed elected even though not receiving a majority, assuming a quorum is present at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxies' authority to vote (including broker non-votes) on a matter will count towards a quorum but will have no effect on the action taken with respect to such matter.

                              ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide for three classes of directors with staggered terms of office and provide that upon the expiration of the term of office for a class of directors, nominees for that class shall be elected for a term of three years. At this year's Annual Meeting, Frederic Scott

Bocock, R. Bruce Campbell, R.Gordon Smith, and Steven C. DeLaney are nominees for re-election for three-year terms as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Although the Company anticipates that all of the nominees will be able to serve, if at the time of the meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

      The Company was formed in 1984 for the purpose of becoming the holding company of Scott & Stringfellow, Inc. ("Scott & Stringfellow"). Accordingly, all service by the Company's officers and directors prior to 1984 refers to service as an officer or director of Scott & Stringfellow.

      The following contains certain information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.


THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE
NOMINEES.


                   Nominees for Election for Three-Year Terms

Frederic Scott Bocock, age 65, Vice Chairman of the Board of Directors, has served as a director of the Company since 1974 and is a member of the Executive Committee. He also serves as Chairman of Scott & Stringfellow Capital Management, an investment advisory subsidiary of the Company. Mr. Bocock, a first cousin of Mr. Scott (see below), joined Scott & Stringfellow in 1957.

R. Bruce Campbell, age 57, joined Scott & Stringfellow in 1971 and has served as a director of the Company since 1978. Mr. Campbell is an Investment Broker and has was named a Senior Vice President in 1987. Mr. Campbell serves as Branch Manager of the Staunton office and Regional Manager for the Blue Ridge Region.

R. Gordon Smith, age 59, has served as a director of the Company since 1987. He is a partner in the law firm of McGuire, Woods, Battle & Boothe, LLP, which serves as General Counsel to the Company, and a director of Trigon Healthcare, Inc..

Steven C. DeLaney, age 43, has served as a director of the Company since 1995. Mr. DeLaney serves as Executive Vice President and Director of Capital Markets with overall responsibility for the research, investment banking, institutional sales, and trading functions of the Company. Mr. DeLaney served as Chief Financial Officer of the Company from 1992 to 1995. Prior to joining the Company in 1992, Mr. DeLaney was a senior financial executive for a diversified financial services company for fifteen years. Mr. DeLaney is a member of the Executive Committee.

                         Directors Continuing in Office

Directors whose terms expire in 1998

William P. Schubmehl, age 65, joined Scott & Stringfellow in 1978 and has served as a director of the Company since 1981. Mr. Schubmehl served as President and Chief Executive Officer of the Company from 1992 through 1995. Prior to his term as President, Mr. Schubmehl served the Company as Executive Vice President from 1990 until April 1992, and as Senior Vice President from 1986 to 1990, during which periods he had primary responsibility for branch administration and retail sales. Mr. Schubmehl is currently an Investment Broker and serves as Vice Chairman of Scott & Stringfellow.

Robert L. Hintz, age 67, has served as a director of the Company since 1989. He is Chairman of the Board of R. L. Hintz and Associates, a management consulting firm. He was an Executive Vice President of CSX Corporation from 1984 to 1988, during which time he held the additional positions of Chief Executive Officer of CSX Energy and Property Groups, 1985-1988, and Chairman and Chief Executive Officer of Sea-Land Corporation, 1987-1988. Mr. Hintz is a director of Reynolds Metals Company, Chesapeake Corporation, and Ashland Coal, Inc.

David Plageman, age 57, has served as a director of the Company since 1976. He has served as Executive Vice President and Secretary of the Company since 1984. Mr. Plageman, an Investment Broker, joined Scott & Stringfellow in 1974.

John Sherman, Jr., age 51, has served as a director of the Company since1995. Mr. Sherman was elected President and Chief Executive Officer of the Company in January 1996. Prior to that, he served as Executive Vice President and Chief Operating Officer during 1995 , Senior Vice President for Branch Administration from 1993 to 1995, and Branch Manager of the Kinston, N.C. office from 1988, upon joining the Company, until 1993. Mr.
Sherman is a member of the Executive Committee.

Directors whose terms expire in 1999

Sidney Buford Scott, age 64, has served as Chairman of the Board of the Company since 1974. Mr. Scott, a first cousin of Mr. Bocock (see above), joined Scott & Stringfellow in 1958. He is a member of the Executive Committee, and serves as a Director of Ethyl Corporation.

John J. Muldowney, age 58, has served as a director of the Company since 1974. Mr. Muldowney, an Investment Broker and Chairman of the Credit Committee, joined Scott & Stringfellow in 1970 and was named Senior Vice President in 1980. Prior to January 1994, Mr. Muldowney also served as head of the Over-the-Counter Trading Department.

William W. Berry, age 65, has served as a director of the Company since June of 1993. He is retired from the position of Chairman of the Board of Dominion Resources, Inc., which he held from May 1990 to December 1992. Prior to May 1990, he served as Chairman of the Board and Chief Executive Officer of Dominion Resources since July 1986. Mr. Berry is a director of Ethyl Corporation and Universal Corporation.

William F. Calliott, age 53, has served as a director of the Company since October 1993. He has been an Executive Vice President and director of Scott & Stringfellow since the 1989 acquisition of Investment Corporation of Virginia, which he joined in 1967. Mr. Calliott is an Investment Broker in Scott & Stringfellow's Norfolk office.


                       CERTAIN INFORMATION CONCERNING THE
                      BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board and Board Meetings

      The Board of Directors held 12 meetings during the fiscal year ended June 27, 1997. All directors attended at least 75% of the aggregate of the meetings of the Board and the meetings of all committees thereof on which they serve.

      Messrs. Scott, Bocock, Sherman and DeLaney serve on the Executive Committee, which held approximately 50 meetings during fiscal 1997. The Executive Committee is empowered to exercise all of the authority of the Board of Directors during the interim between Board meetings, subject to the limitations of the Virginia Stock Corporation Act.

      Messrs. Plageman, Sherman, Berry, Hintz, and Smith serve on the Audit Committee, which held 3 meetings during fiscal 1997. The Audit Committee meets with the Company's internal auditing staff and reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent auditors, the scope of audit procedures, the nature of services to be performed by the independent auditors, and the Company's accounting practices.

      The Board has established two standing committees which administer and monitor certain executive and management compensation programs. These committees are the Compensation Committee and the Stock Option Committee, each consisting of Messrs. Berry, Hintz, and Smith.

      For additional information on these two committees and the compensation programs which they administer, see the section of this Proxy Statement entitled Committee Report on Executive Compensation.

      The Company does not have a standing Nominating Committee.

Compensation of Directors

      Directors who are employees of the Company receive no fees for serving as directors or for serving on any committee of the Board. Any director who is not an employee of the Company receives an annual directors' fee of $6,000, in the form of Scott & Stringfellow Financial, Inc. Common Stock, and an additional fee of $500 for each Board of Directors' meeting which they attend.

                 SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL
                                  STOCKHOLDERS

      The following table sets forth information regarding shares of Common Stock beneficially owned as of September 12, 1997 by (I) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; and
(iii) the directors and executive officers as a group. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to the number of shares set forth opposite his name. The address of Mr. Bocock and Mr. Scott is 909 East Main Street, Richmond, Virginia 23219. The address of Mr. Kellogg is c/o Spear, Leeds & Kellogg, 120 Broadway, New York, New York 10271.

                                                                            Percent of
           Name                             Number of Shares (1)       Outstanding Shares
           ----                             ------ -- ------ ---       ----------- ------
Peter R. Kellogg (2)                              375,000                     11.9%
Frederic Scott Bocock (3)                         292,860                     9.2
Sidney Buford Scott (4)                           227,976                     7.2
John J. Muldowney                                 128,916                     4.1
David Plageman (5)                                 65,505                     2.1
William F. Calliott                                58,709                     1.9
John Sherman, Jr. (6)                              42,963                     1.4
R. Bruce Campbell (7)                              42,200                     1.3
Steven C. DeLaney (6)                              20,887                     0.7
William P. Schubmehl                               13,170                     0.4
Robert L. Hintz                                     9,325                     0.3
R. Gordon Smith                                     7,525                     0.2
William W. Berry                                    3,925                     0.1

All directors and executive officers
as a group (20 persons) (6)                       975,075                    30.4

       (1) Beneficial ownership shown for the following individuals and group includes the indicated number of shares of Common Stock that may be purchased upon the exercise of stock options which are exercisable within the next sixty days: Mr. Bocock (8,460), Mr. Scott (5,760), Mr. Muldowney (2,916), Mr. Calliott (8,160), Mr. Plageman (1,680), Mr. Campbell (5,700), Mr. Sherman (3,162), Mr. DeLaney (2,730), Mr. Schubmehl (1,080)
       and all directors and executive officers as a group (47,700).

       (2) Information concerning the shares owned by Mr. Kellogg was derived from a Form 4 filed with the Securities and Exchange Commission on March 7, 1995. According to this filing, Mr. Kellogg owns 90,000 shares directly. He also indirectly controls: 142,500 shares owned by IAT Reinsurance Syndicate Ltd., a Bermuda corporation of which he is the sole holder of voting stock; 90,000 shares owned by his wife; and 52,500 shares owned by a family trust of which he is a trustee. Mr. Kellogg disclaims beneficial ownership of the shares owned by the corporation, his wife, and the trust.

       (3) Includes 219,000 shares owned by Mr. Bocock's children and trusts for his children, as to which shares Mr. Bocock disclaims beneficial ownership.

       (4) Includes 30,316 shares owned by Mr. Scott's wife and children, as to which shares Mr. Scott disclaims beneficial ownership.

       (5) Includes 3,300 shares owned by Mr. Plageman's children as to which Mr. Plageman shares voting and/or investment power.

       (6) Includes shares purchased pursuant to the Management Stock Purchase Loan Plan for the following individuals: Mr. Sherman -- 17,940 shares; Mr. DeLaney -- 16,440 shares, and all directors and executive officers as a group -- 67,320 shares.

       (7) Includes 19,500 shares owned by Mr. Campbell's wife, as to which shares Mr. Campbell disclaims beneficial ownership.


                             EXECUTIVE COMPENSATION

       The following table provides information concerning the compensation and stock option grants received by the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for the fiscal year ended June 27, 1997, and for each of the two previous fiscal years.

                                             SUMMARY COMPENSATION TABLE
                                                                                   Long Term
                                             Annual Compensation                  Compensation    All Other
       Name and                                                  Other Annual       Options      Compensation
    Principal Position       Year       Salary     Bonus (1)    Compensation (2)   Granted (#)    (3)(4)(5)
    --------- --------       ----       ------     ---------    ----------------   -----------    ---------

   John Sherman, Jr.         1997      $184,769     $163,731       $3,889                0         $42,453
   President and             1996       149,054       98,678       12,072            2,500          45,866
   Chief Executive Officer   1995       110,000       90,000       13,337            2,500          28,073

   Frederic Scott Bocock     1997        40,000      207,357        2,810                0         285,205
   Vice Chairman             1996        40,000      139,500        1,776                0         249,381
                             1995        40,000       94,195        2,106                0         222,868

   Steven C. DeLaney         1997       139,259      134,640        2,128                0          13,141
   Executive Vice President  1996       107,500      106,500          204            2,500           9,046
                             1995        90,000       73,000        1,581            2,500           7,575

   Charles E. Mintz          1997       128,731      114,695       11,560                0          13,189
   Senior Vice President     1996        94,382       57,849        9,918            2,500          16,050
                             1995        10,833            0       22,855            1,200          89,874

   William F. Gunter (6)     1997       104,769      158,864        2,650                0          16,643
                             1996          -            -            -                 -              -
                             1995          -            -            -                 -              -

   (1) The Company pays discretionary cash bonuses to executive and management personnel based on individual performance and Company financial results. See Committee Report on Executive Compensation -- Cash Bonuses. Included in the amounts shown as Bonus for 1997 are the following discretionary cash bonuses:
   Mr. Sherman -- $163,731; Mr. Bocock -- $118,321; Mr. DeLaney -- $134,640; and
   Mr. Mintz -- $114,695. The 1997 Bonus amounts also include certain bonuses paid to the following officers based on individual department results: Mr. Bocock -- $89,036; and Mr. Gunter -- $158,864.

   (2) Included in Other Annual Compensation for 1997 are amounts representing forgivable loan expense for Mr. Sherman in the amount of $1,389 and for Mr. Mintz in the amount of $8,333. Also included are the following amounts representing non-cash awards and other miscellaneous perquisites and benefits: Mr. Sherman -- $2,500; Mr. Bocock -- $2,810; Mr. DeLaney -- $2,128; Mr. Mintz -- $3,227; and Mr. Gunter -- $2,650.

   (3) Included in All Other Compensation for fiscal 1997, the following amounts of commissions and incentives earned from securities brokerage activities:
   Mr. Sherman -- $29,319; Mr. Bocock -- $267,526;  Mr. Mintz -- $4,604; and Mr.
   Gunter -- $2,380.

   (4) The Company has a voluntary contributory profit sharing plan that covers substantially all employees. See Committee Report on Executive Compensation -- Profit Sharing and Deferred Plans. Company contributions to the plan may be in the form of either discretionary matching contributions or additional discretionary contributions. Included in All Other Compensation for fiscal year 1997 are the following amounts representing Company contributions to the profit sharing plan: Mr. Sherman -- $8,179; Mr. Bocock -- $8,179; Mr. DeLaney -- $8,179; Mr. Mintz -- $8,179; and Mr. Gunter -- $8,179.

   (5) The Company has established a non-qualified deferred compensation plan for selected highly-compensated employees. See Committee Report on Executive Compensation -- Profit Sharing and Deferral Plans. Voluntary deferrals under the deferred compensation plan during fiscal 1997 are included in the category of compensation from which such deferrals were elected. Company contributions under the deferred compensation plan for fiscal 1997 in the following amounts are included in All Other Compensation: Mr. Sherman -- $4,955; Mr. Bocock -- $9,500; Mr. DeLaney -- $4,962; Mr. Mintz -- $406; and
   Mr. Gunter -- $6,084.

   (6) Prior to March 1997, Mr. Gunter was not an executive officer of the Company. Accordingly, compensation information for Mr. Gunter for periods prior to fiscal 1997 is not presented.

   There   were  no  stock   options   granted  to  the   Company's   five  most
   highly-compensated executive officers during the fiscal year ended June 27, 1997.

   The following table provides information concerning any stock options exercised during the fiscal year ended June 27, 1997 by the Company's five most highly compensated executive officers and the value of their unexercised stock options at June 27, 1997.

                  AGGREGATE OPTION EXERCISES DURING FISCAL 1997
                        AND FISCAL YEAR END OPTION VALUE

                                                              Number Of               Value Of Unexercised
                                                        Unexercised Options At          In-The-Money Options
                         Shares Acquired       Value        June 27, 1997 (#)         At June 27, 1997 (1)(2)
         Name             On Exercise (#)    Realized   Exercisable  Unexercisable    Exercisable  Unexercisable
         ----             ---------------    --------   -----------  -------------    -----------  -------------
   John Sherman, Jr.            --              --         3,162        9,378           $30,472      $84,477
   Frederic Scott Bocock        --              --         8,460        1,440            96,436       13,875
   Steven C. DeLaney            --              --         2,730        9,270            26,512       83,487
   Charles E. Mintz             --              --           720        5,730             6,945       49,280
   William F. Gunter            --              --         1,590        2,430            15,255       22,270

   (1) The closing price of the Company's Common Stock was $17.50 per share on June 27, 1997.

   (2) The value of unexercised options is determined by the difference between the fair market value of the option shares ($17.50 per share) and the exercise prices of the options held at June 27, 1997.


                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors of the Company has granted authority to three committees to administer the various forms of compensation paid to executive officers. These committees include the Compensation Committee, the Stock Option Committee, and the Executive Committee (collectively, the "Committees"). The recommendations of each of these Committees are reviewed and approved by the full Board of Directors.

The Committees

      The Compensation Committee consists of the three outside directors: Mr. Berry, Mr. Hintz, and Mr. Smith. The primary function of this committee is to recommend to the Board of Directors the amount of any discretionary annual bonuses paid to each executive officer under the Company's executive and management bonus plan.

      The Stock Option Committee is responsible for the granting of stock option awards to executive officers and other employees under the Company's Stock Option Plan. This committee is comprised of the three outside directors: Messrs. Berry, Hintz and Smith.

      The Executive Committee has the responsibility for determining the base salary to be paid to each executive officer except Mr. Scott, Mr. Bocock, and Mr. Sherman, whose salaries are set by the Board of Directors. In addition, the Executive Committee makes a recommendation to the Board of Directors with respect to the annual discretionary contribution to the Company's profit sharing plan, and determines which executive officers and other employees are eligible to participate in the deferred compensation plan.

General Objective

      The Company believes that maintaining and motivating a highly qualified management team is essential for the continued growth and prosperity of the Company, and will inure to the benefit of the shareholders. The objective of the Company's compensation programs is to provide its executive officers with both a short-term incentive for maintaining and improving the profitability of the Company, and a long-term incentive aligned with the interests of the shareholders. Accordingly, the Company's compensation program consists of five principal components: base salary, annual cash bonus, profit sharing contributions, non-qualified deferred compensation, and stock option awards. However, stock option awards were generally discontinued with the expiration of the Company's Stock Option Plan on October 31, 1996, with the exception of a limited number of non-qualified stock options granted in connection with the recruitment of new employees.

Base Salary

      The Company strives to maintain base salaries for full-time management at levels which are generally competitive with the marketplace. Annual increases in base salary are determined largely by individual performance. Given the relatively cyclical nature of the securities industry, the Company attempts to limit its exposure to fixed salary expense by providing its executives with the opportunity for additional cash bonus payments when the Company's performance dictates.

Annual Cash Bonus

      The Company has traditionally established a calendar year cash bonus pool based largely on Company financial performance. Individual awards made from this bonus pool are determined by the Compensation Committee with input from executive management and are based on factors such as individual and departmental performance and length of service. In the year ended June 27, 1997, total cash bonus awards of $991,570 were paid to a total of 19 individuals. This total bonus amount was equivalent to 12% of operating income before discretionary compensation and income taxes for calendar year 1996.

Profit Sharing and Deferral Plans

      The Company maintains a voluntary contributory profit sharing plan which covers substantially all of its employees. At its discretion, the Company may make both matching contributions on employee contributions and additional contributions based on Company performance. Employee participants may contribute up to 15% of their earnings to the plan per year, subject to a maximum Internal Revenue Code limitation. For the year ended June 27, 1997, the Company's contributions to the profit sharing plan included matching contributions of approximately $351,000, and an additional discretionary contribution of approximately $1,479,000. The additional discretionary contribution was equivalent to approximately 18% of operating income before discretionary compensation and income taxes for calendar 1996.

      In addition, the Company has established the Scott & Stringfellow, Inc. Deferral Plan for selected highly compensated employees. This non-qualified and unfunded deferred compensation plan allows participants to defer compensation and to receive discretionary profit sharing contributions beyond the Internal Revenue Code limitations governing the Company's profit sharing plan. For the year ended June 27, 1997, the Company's expense pursuant to the deferral plan, which covers 68 employees, was approximately $807,000.

Stock Option Plan

      The Stock Option Committee generally awards stock option grants on an annual basis to those officers and employees of the firm who have contributed to the growth and profitability of the Company and who can be expected to continue to make such contributions in the future. Under the terms of the Company's Stock Option Plan, the option price may not be less than the fair market value of the stock on the date of grant. Options are generally granted with ten-year terms and are subject to vesting over a six-year period. In the year ended June 27, 1997, options to acquire a total of 206,250 shares of common stock at a weighted average exercise price of $11.74 per share were granted to a total of 42 officers and employees. The Company's Stock Option Plan expired on October 31, 1996. Accordingly, no additional grants of stock options under the Stock Option Plan are expected.

                      SUBMITTED BY THE FOLLOWING COMMITTEES
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                Compensation Committee                 Stock Option Committee
                William W. Berry                       William W. Berry
                Robert L. Hintz                        Robert L. Hintz
                R. Gordon Smith                        R. Gordon Smith

                                 Executive Committee
                                 Sidney Buford Scott
                                 Frederic Scott Bocock
                                 John Sherman, Jr.
                                 Steven C. DeLaney


                             STOCK PERFORMANCE GRAPH

      The following graph and table compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the NASDAQ Market Value Index and the cumulative total return of a Peer Group Index consisting of eleven (11) publicly-held, regional investment companies, which management believes are relatively comparable to the Company. The peer group index, which is weighted by market value, consists of the Common Stock of the following companies:

A.G. Edwards, Inc.                        Morgan Keegan, Inc.
Alex. Brown Inc.                          Piper Jaffray Companies
First Albany Companies Inc.               Raymond James Financial, Inc.
Interstate/Johnson Lane, Inc.             Scott and Stringfellow Financial, Inc.
Legg Mason, Inc.                          The Ziegler Company, Inc.
McDonald & Company Investments, Inc.

      The graph and table assume that $100 was invested on June 26, 1992, in the Company's Common Stock, the NASDAQ Market Index and the peer group index, and that all dividends were reinvested over the ensuing 5-year period.

                                                            Fiscal Year Ended June,
                                             1992       1993       1994       1995       1996       1997
                                             ----       ----       ----       ----       ----       ----
   Scott and Stringfellow Financial          $100       $122       $118       $131       $182       $296
   NASDAQ Market Index                       $100       $123       $135       $158       $199       $239
   Selected Peer Group Index                 $100       $135       $133       $187       $226       $392

                              CERTAIN TRANSACTIONS

      Certain directors and executive officers maintain margin accounts with Scott & Stringfellow. Such extensions of credit are made in the ordinary course of business, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

      McGuire, Woods, Battle & Boothe, L.L.P., of which R. Gordon Smith is a partner, serves as General Counsel to the Company and its subsidiaries. R. Gordon Smith is a Director of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has designated KPMG Peat Marwick LLP to serve as the independent certified public accountants of the Company for its fiscal year ending June 26, 1998, and has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that designation. In the event the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the election of other independent certified public accountants will be considered by the Board of Directors.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 26, 1998.

A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

If  any  other  matters  should  properly  come  before  the  meeting,  and  any
adjournment   thereof,  it  is  the  intention  of  the  persons  named  in  the accompanying Proxy to vote such Proxy in the manner they deem best.

                      PROPOSALS FOR THE 1998 ANNUAL MEETING

Any shareholder desiring to make a proposal to be acted upon at the 1998 Annual Meeting of Shareholders must present such proposal to the Company at its principal office in Richmond, Virginia, no later than May 26, 1998, in order for the proposal to be considered for inclusion in the Company's Proxy Statement.


                                    SIDNEY BUFORD SCOTT
                                    Chairman of the Board

                      SCOTT & STRINGFELLOW FINANCIAL, INC.

        PROXY MATERIAL SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 1997

      The undersigned hereby appoints David Plageman and John J. Muldowney (each with power to act alone and with power of substitution) as Proxies, and hereby authorizes them to represent and vote, as directed herein, all of the shares of Common Stock of Scott & Stringfellow Financial, Inc. held of record by the undersigned on September 12, 1997, at the Annual Meeting of Shareholders to be held on October 21, 1997, and any adjournment thereof.

      This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees named in proposal 1 and FOR proposal 2.

                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

                      SCOTT & STRINGFELLOW FINANCIAL, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 1997

      The undersigned hereby instructs the Trustee to vote all shares of Common Stock of Scott & Stringfellow Financial, Inc. held of record by the undersigned on September 12, 1997, and credited to my account under the Employee Stock Purchase Plan, at the Annual Meeting of Shareholders to be held on October 21, 1997, and any adjournment thereof.

       This proxy when properly executed will be voted as you specify, provided written instructions are received by the Trustee by October 17, 1997. If no direction is made, this proxy will be voted FOR each of the nominees named in proposal 1 and FOR proposal 2.

               YOUR VOTING INSTRUCTIONS WILL BE KEPT CONFIDENTIAL

                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your vote as  [ X ]
                                                             indicated in
                                                             this example

1. ELECTION OF DIRECTORS for the terms set forth in the Proxy Statement. Frederic Scott Bocock, R. Bruce Campbell, R. Gordon Smith, Steven C. DeLaney

     FOR all           WITHHOLD            (INSTRUCTIONS: to withhold authority
   nominees listed    AUTHORITY             to vote for any individual nominee,
   (except as marked  to vote for all       write that nominee's name on the
   to the contrary)   nominees listed       line provided below.)


      [   ]              [   ]              ------------------------------------

2. To ratify the election of KPMG Peat Marwick LLP as independent certified public accountants for the fiscal year ending June 26, 1998.


      FOR      AGAINST     ABSTAIN

      [  ]      [  ]        [   ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears to the left. Executors, trustees, etc. should so indicate when signing. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.


- ---------------------------------------------
(Signature)


- ---------------------------------------------
(Signature)

Dated: _________________________________ 1997

Please date, sign and return this Proxy in the enclose envelope.


                              FOLD AND DETACH HERE